Exhibit 99.1

Radisys Reports First Quarter 2012 Results

  Revenue of $75.5 Million, ATCA and Software & Solutions Revenues of $49.7 Million, up 60% Year Over Year and growing to 66% of Total Revenue
  Non-GAAP gross margins of nearly 34%, up 5 percentage points Year Over Year, and GAAP gross margins of 31%

HILLSBORO, Ore.--(BUSINESS WIRE)--April 24, 2012--Radisys® Corporation (NASDAQ: RSYS), a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications, announced revenues for the first quarter of $75.5 million and non-GAAP revenue of $75.7 million. First quarter GAAP net loss was $4.8 million or $0.18 per share and non-GAAP net income was $1.5 million or $0.05 per diluted share. First quarter non-GAAP results exclude the impact of purchase accounting adjustments, amortization of acquired intangible assets, stock-based compensation and restructuring and acquisition-related charges. A reconciliation of GAAP to non-GAAP results is located in the tables below.

Commenting on the first quarter results, Mike Dagenais, Radisys’ Chief Executive Officer stated, “Our first quarter performance came in as expected. Solid shipments in both our ATCA and Software & Solutions product groups, which combined grew 60% year on year, enabled non-GAAP gross margins of nearly 34%. We also were able to drive lower costs relative to our plan due to the ongoing focus on improving efficiencies throughout the organization. We expect these efforts to result in additional 2012 expense synergies.”

Mr. Dagenais went on to say, “We had another good design win quarter with customers continuing to validate our strategy by awarding us wins that combine our hardware and software technology and leverage our professional services in unique ways. High margin wins for a network load balancer, femto gateway, and a ‘Push-to-Talk’ application aimed at the defense market are good examples from this last quarter that demonstrate our capability of bringing unique solutions to our customers. In addition, we had numerous design wins within our COMe product lines for use in military and communication applications.”

First Quarter Financial Highlights

  GAAP revenue was $75.5 million and non-GAAP revenue was $75.7 million. ATCA and Software & Solutions Revenues were $49.7 million, up 60% Year over Year and growing to 66% of Total Revenue.
  GAAP gross margin was 30.5%. Non-GAAP gross margin was 33.8% and represents a 5 percentage point increase from the same quarter last year, primarily resulting from improved product mix.
  Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $24.5 million and non-GAAP R&D and SG&A expenses were $23.6 million, down $3.3 million from the prior quarter as result of integration synergies.
  Cash consumed from operating activities was $0.9 million and was in line with expectations. Cash and cash equivalents were $43.8 million at the end of the first quarter, down from $47.8 million at the end of the fourth quarter primarily due to acquisition related activities including severance related payouts and capital expenditures.

Financial Outlook

Second Quarter 2012 Outlook

  Revenue: Non-GAAP revenue is expected to be between $80 and $86 million representing an approximate $7 million or 10% increase from the first quarter. ATCA and Software & Solutions revenue is expected to drive the majority of the increase as end customer deployments from previous design wins begin ramping. All other revenue categories are expected to be slightly up when compared to the first quarter.
  Gross Margin: Second quarter non-GAAP gross margin rate is expected to be between 35% and 37%.
  Operating Expenses: Second quarter non-GAAP R&D and SG&A expenses are expected to increase by as much as $1 million sequentially as a result of increased R&D associated with 40 gig ATCA products nearing production release.
  EPS: Second quarter non-GAAP net income is expected to be between $0.13 and $0.18 per diluted share.

Mr. Dagenais went on to say, “While we have seen some near term softening from our largest customer, our business fundamentals and prospects for long term profitable growth remain unchanged. Our customers are continuing to show they value our unique capabilities as they seek to resolve their wireless network capacity challenges. The integration of Continuous Computing is going well and yielding better than expected cost synergies that position us very well for delivering long term revenue and profit growth.”

Conference Call and Web-cast Information

Radisys will host a conference call on Tuesday, April 24, 2012 at 5:00 p.m. ET to discuss the first quarter 2012 results, the financial and business outlook for the second quarter.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 70408416. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, May 8, 2012. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID# 70408416. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, financial outlook, expectations for the second quarter of 2012, and items related to the acquisition of Continuous Computing such as certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, revenue growth, margin improvement, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (d) fluctuations in currency exchange rates, (e) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (f) the Company’s ability to successfully manage the transition from 10G to 40G ATCA product technologies, (g) performance and customer acceptance of the Trillium line of products, (h) the combined Company’s financial results and performance and (i) other factors listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys’ Annual Report on Form 10-K for the year ended December 31, 2011 and in Radisys’ subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained from the Company’s investor relations web site at http://investor.radisys.com/ or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of April 24, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, and (e) the income tax effect of reconciling items. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
Revenues	$75,487	$73,627
Cost of sales:
Cost of sales	50,005	52,234
Amortization of purchased technology	2,442	1,164
Gross margin	23,040	20,229
Operating expenses
Research and development	12,546	9,007
Selling, general and administrative	12,000	11,035
Intangible assets amortization	1,304	192
Restructuring and acquisition-related charges, net	1,444	40
Loss from operations	(4,254)	(45)
Interest expense	(421)	(496)
Other income (expense), net	164	(37)
Loss before income tax expense (benefit)	(4,511)	(578)
Income tax expense (benefit)	304	(49)
Net loss	$(4,815)	$(529)

Net loss per share:
Basic	$(0.18)	$(0.02)
Diluted (I)	$(0.18)	$(0.02)
Weighted average shares outstanding
Basic	26,656	24,347
Diluted (I)	26,656	24,347

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units, escrow shares and the Company's 2013 convertible senior notes, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2012	December 31, 2011 (a)

ASSETS
Current assets:
Cash and cash equivalents	$43,841	$47,770
Accounts receivable, net	47,272	49,212
Inventories and inventory deposit, net	30,149	35,454
Other current assets	13,687	14,623
Total current assets	134,949	147,059
Property and equipment, net	16,312	15,366
Goodwill and intangible assets, net	111,045	114,702
Other assets, net	19,836	20,057
Total assets	$282,142	$297,184

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,081	$37,874
Deferred income	8,238	11,602
Other accrued liabilities	19,772	26,914
2013 convertible senior notes, net	45,000	—
Total current liabilities	109,091	76,390
2013 convertible senior notes, net	—	45,000
Other long-term liabilities	9,390	9,061
Total liabilities	118,481	130,451
Shareholders' equity:
Common stock	302,575	301,225
Accumulated deficit	(141,027)	(136,212)
Accumulated other comprehensive income	2,113	1,720
Total shareholders’ equity	163,661	166,733
Total liabilities and shareholders’ equity	$282,142	$297,184

(a) In accordance with ASC 805-10, the Company's December 31, 2011 balance sheet has been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments will be provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	For the Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(4,815)	$(529)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	5,638	2,633
Stock-based compensation expense	922	1,401
Other adjustments	719	585
Changes in operating assets and liabilities:
Accounts receivable	1,898	(5,200)
Inventories and inventory deposit	4,738	(541)
Accounts payable	(1,496)	7,915
Deferred income	(3,380)	2,479
Other operating assets and liabilities	(5,086)	(2,857)
Net cash provided by (used in) operating activities	(862)	5,886
Cash flows from investing activities:
Capital expenditures	(3,574)	(961)
Other investing activities, net	—	(500)
Net cash used in investing activities	(3,574)	(1,461)
Cash flows from financing activities:
Repurchases of common stock	—	(1,258)
Proceeds from issuance of common stock	431	543
Other financing activities, net	(14)	(124)
Net cash provided by (used in) financing activities	417	(839)
Effect of exchange rate changes on cash and cash equivalents	90	131
Net increase (decrease) in cash and cash equivalents	(3,929)	3,717
Cash and cash equivalents, beginning of period	47,770	129,078
Cash and cash equivalents, end of period	$43,841	$132,795

REVENUES
BY GEOGRAPHY
(In thousands, unaudited)

	For the Three Months Ended
	March 31,
	2012		2011
North America	$29,561	39.1%	$19,046	25.9%
Europe, the Middle East and Africa (“EMEA”)	19,448	25.8	25,456	34.6
Asia Pacific	26,478	35.1	29,125	39.5
Total	$75,487	100.0%	$73,627	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	For the Three Months Ended
	March 31,
	2012		2011
ATCA Platforms	$37,672	49.9%	$27,488	37.3%
COM Express and Rackmount Server	13,150	17.4	12,943	17.6
Software and Solutions (I)	12,060	16.0	3,608	4.9
Other Products	12,605	16.7	29,588	40.2
Total Revenues	$75,487	100.0%	$73,627	100.0%

(I) For the three months ended March 31, 2012, Software and Solutions revenues include a reduction in revenue of $189 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	March 31,
	2012		2011
REVENUES:
GAAP revenues	$75,487		$73,627
(a) Purchase accounting adjustments	189		—
Non-GAAP revenues	$75,676		$73,627

GROSS MARGIN:
GAAP gross margin	$23,040	30.5%	$20,229	27.5%
(a) Purchase accounting adjustments	189		—
(b) Amortization of acquired intangible assets	2,442		1,164
(c) Stock-based compensation	(71)		185
(d) Restructuring and acquisition-related charges, net	5		—
Non-GAAP gross margin	$25,605	33.8%	$21,578	29.3%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$12,546	16.6%	$9,007	12.2%
(c) Stock-based compensation	(327)		(313)
Non-GAAP research and development	$12,219	16.1%	$8,694	11.8%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$12,000	15.9%	$11,035	15.0%
(c) Stock-based compensation	(666)		(903)
Non-GAAP selling, general and administrative	$11,334	15.0%	$10,132	13.8%

INCOME FROM OPERATIONS:
GAAP loss from operations	$(4,254)	(5.6)%	$(45)	(0.1)%
(a) Purchase accounting adjustments	189		—
(b) Amortization of acquired intangible assets	3,746		1,356
(c) Stock-based compensation	922		1,401
(d) Restructuring and acquisition-related charges, net	1,449		40
Non-GAAP income from operations	$2,052	2.7%	$2,752	3.7%

NET INCOME:
GAAP net loss	$(4,815)	(6.4)%	$(529)	(0.7)%
(a) Purchase accounting adjustments	189		—
(b) Amortization of acquired intangible assets	3,746		1,356
(c) Stock-based compensation	922		1,401
(d) Restructuring and acquisition-related charges, net	1,449		40
(e) Income tax effect of reconciling items	35		(38)
Non-GAAP net income	$1,526	2.0%	$2,230	3.0%

GAAP weighted average diluted shares	26,656		24,347
Escrow shares	1,344		—
Dilutive equity awards included in
Non-GAAP earnings per share	845		459
2013 convertible senior notes dilutive shares (I)	—		—
Non-GAAP weighted average diluted shares (I)	28,845		24,806
GAAP net loss per share (diluted)	$(0.18)		$(0.02)
Non-GAAP adjustments detailed above	0.23		0.11
Non-GAAP net income per share (diluted) (I)	$0.05		$0.09

(I) For the three months ended March 31, 2012 and 2011, the diluted earnings per share calculation excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2012
	Low End	High End
GAAP net loss (assumes tax rate of 10%)	$(1.7)	$(0.1)
(a) Purchase accounting adjustments	0.1	0.1
(b) Amortization of acquired intangible assets	3.7	3.7
(c) Stock-based compensation	1.0	1.0
(d) Restructuring and acquisition-related charges, net	1.1	1.1
(e) Income tax effect of reconciling items	(0.4)	(0.3)
Total adjustments	5.5	5.6
Non-GAAP net income (assumes tax rate of 5%)	$3.8	$5.5

GAAP weighted average shares	26,800	26,800
Non-GAAP adjustments	5,900	5,900
Non-GAAP weighted average shares (diluted) (I)	32,700	32,700

GAAP net loss per share	$(0.06)	$(0.01)
Non-GAAP adjustments detailed above	0.19	0.19
Non-GAAP net income per share (diluted) (I)	$0.13	$0.18

(I) For the three months ended June 30, 2012 guidance for the diluted earnings per share calculation includes the effects of the 3.5 million shares underlying our 2013 convertible senior notes and excludes the related interest costs totaling $0.4 million.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
REVENUES
(unaudited)

	Three Months Ended
	June 30, 2012
	Low End	High End
GAAP	$79.9	$85.9
(a) Purchase accounting adjustments	0.1	0.1
Non-GAAP	$80.0	$86.0

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Three Months Ended
	June 30, 2012
	Low End	High End
GAAP	31.7%	33.9%
(a) Purchase accounting adjustments	0.1	0.1
(b) Amortization of acquired intangible assets	3.0	2.8
(c) Stock-based compensation	0.2	0.2
Non-GAAP	35.0%	37.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range for the
Three Months Ended
June 30, 2012
GAAP	$26.7
(b) Amortization of acquired intangible assets	(1.3)
(c) Stock-based compensation	(0.9)
Non-GAAP	$24.5

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting. Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

CONTACT:
Radisys
Allen Muhich
Vice President of Finance
503-615-1616
allen.muhich@radisys.com